(a)  Exhibit 11.  Statement re:  Computation of Per Share Earnings


                                            Three Months         Nine Months
                                               Ended                Ended
                                              June 30,            June 30,
                                                1997                 1997
                                             -----------         -----------
Primary:

   Net income applicable to common stock and
   common stock equivalents                 $  203,711           $ 666,580
                                             =========            ========

   Average number of common stock shares
   outstanding                               1,411,475           1,411,475

   Common stock equivalents on stock
   options                                      58,557              57,773
                                             ---------            --------

          Total                              1,470,032           1,469,248
                                             =========           =========

          Earnings per share                $     0.14           $     .45
                                             =========            ========

Fully dilutive:

  Net income applicable to common stock
  and common stock equivalents              $  203,711           $ 666,580
                                             =========            ========

  Average number of common stock
  shares outstanding                         1,411,475           1,411,475

  Common stock equivalents on stock
  options                                       59,385              59,385
                                             ---------            --------

         Total                               1,470,860           1,470,860
                                             =========           =========

         Earnings per share                 $     0.14           $    0.45
                                             =========            ========

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